Exhibit 99.1

Michael Narikawa

EACO Corporation

(714) 876-2490	April 3, 2025

EACO CORPORATION REPORTS RECORD QUARTER NET SALES AND RECORD
2nd QUARTER NET INCOME

ANAHEIM, CALIFORNIA – EACO Corporation (OTC Pink:EACO) today reported the results for its quarter ended February 28, 2025.

Net sales, net income and earnings per share were as follows for the three months ended February 28, 2025 and February 29, 2024 (dollars in thousands, except per share information):

	Three Months Ended
	February 28, 2025	February 29, 2024	% Change
	(unaudited)	(unaudited)
Net sales	$100,132	$83,335	20.2%

Net income	$6,763	$5,498	23.0%

Basic earnings per common share	$1.39	$1.13	23.0%

The Company had 445 sales employees at February 28, 2025, an increase of 31 employees or 7%, from the prior year quarter. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 114 SFT’s as of February 28, 2025, four more than the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2025. The Company believes it continues to gain market share through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955, as amended. These forward-looking statements include, without limitation, statements related to our headcount expansion, growth in market share, and other statement that is not historical information. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, the impact of products offered by our competitors from time to time, and as well as increases to international tariffs. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	February 28,	August 31,
	2025	2024*
ASSETS
Current Assets:
Cash and cash equivalents	$499	$843
Restricted cash	10	10
Trade accounts receivable, net	54,743	53,272
Inventory, net	79,377	69,602
Marketable securities, trading	15,081	14,748
Prepaid expenses and other current assets	4,325	3,526
Total current assets	154,035	142,001
Non-current Assets:
Property, equipment and leasehold improvements, net	34,529	35,061
Operating lease right-of-use assets	7,223	7,513
Other assets, net	3,970	3,963
Total assets	$199,757	$188,538
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$35,453	$28,054
Accrued expenses and other current liabilities	15,545	24,910
Current portion of long-term debt	131	129
Current portion of operating lease liabilities	2,679	2,708
Total current liabilities	53,808	55,801
Non-current Liabilities:
Long-term debt	4,149	4,214
Operating lease liabilities	4,695	4,892
Total liabilities	62,652	64,907
Commitments and Contingencies Note 9
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	(66)	73
Retained earnings	124,743	111,130
Total shareholders’ equity	137,105	123,631
Total liabilities and shareholders’ equity	$199,757	$188,538

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2024 filed with the U.S. Securities and Exchange Commission on November 29, 2024.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Net sales	$100,132	$83,335	$194,052	$163,590
Cost of sales	70,624	58,308	136,763	114,991
Gross margin	29,508	25,027	57,289	48,599
Operating expenses:
Selling, general and administrative expenses	20,414	17,598	39,352	34,815
Impairment on termination of lease	–	–	–	3,906
Income from operations	9,094	7,429	17,937	9,878
Other income (expense):
Net gain (loss) on trading securities	30	23	484	(21)
Interest and other (expense)	(49)	(75)	(97)	(84)
Other (expense) income, net	(19)	(52)	387	(105)
Income before income taxes	9,075	7,377	18,324	9,773
Provision for income taxes	2,312	1,879	4,673	2,496
Net income	6,763	5,498	13,651	7,277
Cumulative preferred stock dividend	(19)	(19)	(38)	(38)
Net income attributable to common shareholders	$6,744	$5,479	$13,613	$7,239
Basic earnings per share:	$1.39	$1.13	$2.80	$1.49
Basic weighted average common shares outstanding	4,861,590	4,861,590	4,861,590	4,861,590
Diluted earnings per share:	$1.38	$1.12	$2.79	$1.48
Diluted weighted average common shares outstanding	4,901,590	4,901,590	4,901,590	4,901,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	February 28, 2025	February 29, 2024
Operating activities:
Net income	$13,651	$7,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	858	806
Bad debt expense	144	135
Deferred tax provision	(28)	40
Net unrealized (gain) loss on trading securities	(100)	267
Impairment on termination of lease	–	3,906
Increase (decrease) in cash flow from change in:
Trade accounts receivable	(1,615)	(468)
Inventory	(9,775)	(7,483)
Prepaid expenses and other assets	(778)	751
Operating lease right-of-use assets	290	5,296
Trade accounts payable	5,881	3,404
Accrued expenses and other current liabilities	(9,365)	(8,166)
Operating lease liabilities	(226)	(5,305)
Net cash (used in) provided by operating activities	(1,063)	460
Investing activities:
Purchase of property, equipment, and leasehold improvements	(326)	(32,208)
Net (purchases) sales of marketable securities, trading	(233)	25,283
Net cash used in investing activities	(559)	(6,925)
Financing activities:
Repayments on long-term debt	(63)	(62)
Preferred stock dividend	(38)	(38)
Bank overdraft	1,518	2,077
Net cash provided by financing activities	1,417	1,977
Effect of foreign currency exchange rate changes on cash and cash equivalents	(139)	(86)
Net decrease in cash, cash equivalents, and restricted cash	(344)	(4,574)
Cash, cash equivalents, and restricted cash - beginning of period	853	8,568
Cash, cash equivalents, and restricted cash - end of period	$509	$3,994
Supplemental disclosures of cash flow information:
Cash paid for interest	$97	$145
Cash paid for income taxes	$9,213	$8,276